As filed with the Securities and Exchange Commission on October 10, 2003
                                                Registration No. 333-___________

     -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                      -------------------------------------
                               AMNIS SYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                          94-3402831
        (State or other jurisdiction      (IRS Employer Identification No.)
      of incorporation or organization)

                              3450 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304
               (Address of principal executive offices) (Zip Code)
                  ---------------------------------------------
                  AMNIS SYSTEMS INC. 2003 STOCK INCENTIVE PLAN
                  ---------------------------------------------
                   SCOTT MAC CAUGHERN, CHIEF EXECUTIVE OFFICER
                              3450 HILLVIEW AVENUE
                           PALO ALTO, CALIFORNIA 94304
                     (Name and address of agent for service)
                                 (650) 855-0200
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
     -----------------------------------------------------------------------
                                                     Proposed          Proposed
         Title of                                    Maximum           Maximum
         Securities                 Amount           Offering          Aggregate        Amount of
         to be                      to be            Price             Offering         Registration
         Registered                 Registered       Per Share(1)      Price(1)         Fee
         ----------                 -----------      ------------      ----------       -----------
         Common Stock               50,000,000       $.05              $2,500,000       $202.25
         $.0001 par value per share
----------------------------------------------------------------------------------------------------


 (1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on October 8, 2003.

                                EXPLANATORY NOTE

         The Prospectus filed as part of this Registration Statement has been prepared in accordance with the requirements of Form S-3 and may be used for reofferings and resales of registered shares of common stock which have been issued upon the grants of common stock to officers and directors of Amnis Systems Inc.

Prospectus

                               AMNIS SYSTEMS INC.

                        50,000,000 SHARES OF COMMON STOCK


         This prospectus relates to the resale by the selling stockholders of up to 50,000,000 shares of our common stock, based on current market prices. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "AMNM". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on October 8, 2003 was $.05.

INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is October 10, 2003

                                TABLE OF CONTENTS
                                                                      PAGE

Prospectus Summary                                                    3
Risk Factors                                                          4
Selling Stockholders                                                  9
Plan of Distribution                                                  10
Incorporation of Certain Documents by Reference                       11
Indemnification For Securities Act Liabilities                        11
Additional Information Available To You                               12

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                               AMNIS SYSTEMS INC.

         Through our wholly owned subsidiary, Optivision, Inc., a California corporation, we make hardware and software products for the creation, management and transmission of compressed high-quality digital video over broadband computer networks. Our products are distributed worldwide through a network of value added resellers, or VARs, system integrators and original equipment manufacturers, or OEMs. Our products are used in diverse applications such as interactive distance learning, corporate training, video content distribution, video surveillance and telemedicine. We consider our operations to be one segment for reporting purposes. For the six months ended June 30, 2003, we generated revenues in the amount of $701,488 and net losses of $3,566,148. In addition, for the year ended December 31, 2002, we generated revenue in the amount of $2,240,136 and a net loss of $8,943,874. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity our auditors, in their report dated May 18, 2003, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 3450 Hillview Avenue, Palo Alto, California 94304, and our telephone number is (650) 855-0200. We are a Delaware corporation.

THIS OFFERING

Shares of common stock outstanding prior to this offering....................... 143,710,220

Shares offered in this prospectus...............................................  50,000,000

Total shares outstanding after this offering.................................... 193,710,220

Use of proceeds................................................................. We will not receive any proceeds from the sale of the
                                                                                 shares of common stock offered in
                                                                                 this prospectus.

Over-The-Counter Bulletin Board Symbol.......................................... AMNM


         The above information regarding common stock to be outstanding after the offering is based on 143,710,220 shares of common stock outstanding as of October 1, 2003.


OTHER CONCURRENT OFFERINGS

         In addition to the shares of common stock offered by this prospectus, we have other prospectuses which, in the aggregate, offer up to 248,493,953 shares of common stock.

RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:
-------------------------------

OUR RECURRING OPERATING LOSSES, STOCKHOLDERS' DEFICIT, WORKING CAPITAL DEFICIT AND NEGATIVE CASH FLOW FROM OPERATIONS CAUSE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE OUR BUSINESS

         We have received a report from our independent auditors on our financial statements for fiscal years ended December 31, 2002 and 2001, respectively, in which our auditors have included explanatory paragraphs indicating that our recurring net losses, stockholders' deficit, working capital deficit, and negative cash flow from operations cause substantial doubt about our ability to continue as a going concern. By issuing an opinion stating that there is substantial doubt about our ability to continue as a going concern, our auditors have indicated that they are uncertain as to whether we have the capability to continue our operations and, further, in order to avoid ceasing our operations, we must either generate additional revenue and/or raise additional funding. If our recurring operating losses, stockholders' deficit, working capital deficit and negative cash flow from operations continue, our business could be materially adversely affected.

WE HAVE A HISTORY OF LOSSES, AND WE WILL NEED ADDITIONAL CAPITAL TO CONTINUE OUR OPERATIONS. IF WE ARE UNABLE TO OBTAIN ADDITIONAL CAPITAL, WE WILL HAVE TO CURTAIL OUR OPERATIONS.

         As of this date, we have generated limited revenues and incurred significant losses. As of December 31, 2002, we had an accumulated deficit of approximately $28,600,000. For the year ended December 31, 2002, our consolidated net loss was approximately $8,900,000. We have never been profitable and continue to incur losses from operations. We expect to incur net losses over the next two years of between $4 million and $6 million in total. We may never generate sufficient revenue, income and cash flows to support our operations. Our future revenues could decline by reason of factors beyond our control such as technological changes and developments, downturns in the economy and decreases in demand for digital video networking and broadband Internet products. If we continue to incur losses, if our revenues decline or grow at a slower rate, or if our expenses increase without commensurate increases in revenues, our operating results will suffer and the price of our common stock may decline.

         In order to sustain our operations until then, we currently estimate that we will need funding, in addition to the funding we have generated to date including our recent financings, of between $6 million and $7 million in total. However, our capital requirements will depend on many factors, including, but not limited to, acceptance of and demand for our products, the extent to which we invest in new technology and research and development projects, general economic conditions and the status and timing of competitive developments. To the extent that our existing sources of liquidity and cash flow from operations are insufficient to fund our activities, we will continue to need to raise additional capital.

         If additional funds are raised through the issuance of equity securities, the percentage of equity ownership of our existing stockholders will be reduced. In addition, holders of these equity securities may have rights, preferences or privileges senior to those of the holders of our common stock. If additional funds are raised through the issuance of debt securities, we may incur significant interest charges, and these securities could also impose restrictions on our operations. If additional financing is not available when needed on terms favorable to us or at all, we will have to curtail our operations.

WE DEPEND ON SEVERAL LARGE RESELLERS FOR A SIGNIFICANT PORTION OF OUR REVENUES, AND THE LOSS OF ONE OR MORE OF THESE CUSTOMERS, COULD HAVE A DISPROPORTIONATE IMPACT ON OUR REVENUES AND INCOME IF THESE RELATIONSHIPS DO NOT CONTINUE, OUR BUSINESS MAY BE MATERIAL ADVERSELY AFFECTED.

         We use a network of value added resellers, or VARs, consisting primarily of system integrators and original equipment manufacturers, or OEMs, to assist with the marketing of our products and installation and servicing of our streaming video network products. Some of these value added resellers, system integrators and original equipment manufacturers are important customers representing a substantial portion of our revenues. If we lose one or more of our key customers or experience a delay or cancellation of a significant order or a decrease in the level of purchases from any of our key customers, our net revenues could decline and our operating results and business could be harmed. In addition, our net revenues could decline and our operating results and business could be harmed if we experience any difficulty in collecting amounts due from one or more of our key customers. During 2002, five customers accounted for 43% of our net revenues. As of December 31, 2002, approximately 66% of our accounts receivable were concentrated with five customers.

         Our future success depends on our ability to maintain old relationships and develop new relationships with value added resellers, system integrators and original equipment manufacturers, and on their marketing efforts and installation and support services. A decline in the financial prospects of particular customer or any of their customers, inadequate installation and support services by a customer or our inability to maintain existing relationship or contract with additional customers could have a material adverse effect on our business.

WE DEPEND ON THIRD PARTIES FOR THE SUPPLY AND MANUFACTURE OF ALL OF OUR COMPONENT AND ELECTRONIC PARTS. IF THESE MANUFACTURES AND SUPPLIERS DO NOT MEET OUR DEMAND, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

         We purchase components and electronic parts pursuant to purchase orders in the ordinary course of business and do not maintain supply agreements. We are substantially dependent on the ability of third-party manufacturers and suppliers to meet our design, performance and quality specifications. If our third-party suppliers cannot supply us with systems or parts within our timeframes or allocate the supply of certain high demand components, we could be unable to meet our delivery schedules and requirements on a timely and competitive basis, which could have a material adverse effect on our business.

IF OUR PRODUCTS DO NOT KEEP PACE WITH THE TECHNOLOGICAL DEVELOPMENT IN THE RAPIDLY CHANGING DIGITAL VIDEO AND BROADBAND INTERNET VIDEO INDUSTRY, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED.

         The digital video industry generally and the broadband Internet video industry specifically are in the early state of development, and the demand for, and market acceptance of, our technologies and products under development is subject to a high degree of uncertainty. If we cannot develop and launch our new products, or if we fail to achieve market acceptance of our new products, our business may be materially adversely affected.

         Our future success also depends upon our ability to continue to enhance our existing products and to successfully develop and market new products in a cost-effective and timely basis. Once a new product is developed, we must rapidly commence volume production. This process requires accurate forecasting of customer requirements and attainment of acceptable manufacturing costs. The introduction of new or enhanced products also requires us to manage the transition from older, displaced products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. In addition, reliability, quality or compatibility problems with our products could significantly delay or reduce market acceptance of our products, could require the devotion of significant time and resources to addressing errors, could divert our engineering and other resources from other tasks and development efforts, and could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers.

COMPETITION MAY DECREASE OUR MARKET SHARE, NET REVENUES AND GROSS MARGINS.

         Competition in the streaming video products market is intense, and we expect competition to increase. To compete effectively, we must continue to respond promptly and effectively to changing customer preferences, and feature and pricing requirements, and rapid technological change. Our principal competitors include Minerva Networks Inc., Optibase Ltd. and Vbrick Systems Inc. Some of our actual and potential competitors have greater name recognition, access to a larger customer base and significantly greater financial, marketing, technical and other resources than we do. Our competitors also sell products that provide some of the benefits of the products that we sell, and we could lose sales to our competitors. Moreover, the digital video products industry is undergoing a period of consolidation in which companies, including some of our competitors, are participating in business combinations. These combinations may result in the emergence of competitors who have larger market shares, customer base, sales forces and product offerings and greater technology marketing expertise than we do. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than us. We may not be able to compete successfully against current and future competitors, or to make technological advances necessary to improve or even maintain our competitive position, or achieve market acceptance for our products.

WE DEPEND ON A LIMITED NUMBER OF KEY PERSONNEL WHO WOULD BE DIFFICULT TO REPLACE, AND IF WE LOSE THE SERVICES OF THESE INDIVIDUALS OR CANNOT HIRE ADDITIONAL QUALIFIED PERSONNEL, OUR BUSINESS COULD BE SERIOUSLY HARMED.

         Our future success also depends in large part on the continued services of our senior management, and key technical and sales personnel. In particular, we are highly dependent on the services of Scott Mac Caughern, our chairman, president and chief executive officer, and Lawrence L. Bartlett, our vice president, chief financial officer and secretary. We do not carry key person life insurance on our senior management or key personnel. Any loss of the services of Messrs. Mac Caughern or Bartlett, or other key personnel could seriously harm our business.

IF WE FAIL TO KEEP UP WITH RAPID TECHNOLOGICAL CHANGES AND MULTIPLE EVOLVING STANDARDS THAT CHARACTERIZE THE DIGITAL VIDEO AND NETWORKING MARKET, OUR BUSINESS MAY BE MATERIALLY ADVERSELY AFFECTED AND OUR RESULT OF OPERATIONS MAY SUFFER.

         The markets for our products are characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. We believe that our future success will depend on our continued ability to maintain expertise in the technologies associated with the Moving Picture Expert Group, or MPEG, and computer network and broadband Internet video applications. Our present products are based on the MPEG standard. Although MPEG has evolved as the de-facto standard for compression and decompression of digital video, other industry standards could replace the current MPEG standard in the future, and this may materially adversely affect our business.

         In addition, our competitors or we may announce new products that have the potential to shorten the life cycle of, or replace, our current products. Such announcements could cause customers not to buy or to defer to buy our products. Similarly, such new products could render our products or technologies non-competitive or obsolete. If we fail to enhance our current products and to introduce new products and features to meet changing customer requirements and evolving industry standards, our results of operations may suffer.

IF WE ARE UNSUCCESSFUL IN IDENTIFYING AND PENETRATING THOSE SEGMENTS OF THE DIGITAL VIDEO MARKET WHICH PROVIDE THE GREATEST OPPORTUNITY FOR GROWTH, OUR BUSINESS WOULD SUFFER.

         Digital video products generally, and video network and broadband Internet video products and technologies specifically, are relatively young and evolving markets. Our future growth will depend on our ability to predict the evolution of these markets as well as new streaming video applications, and to successfully penetrate those markets. Because of the early stage of the development of the digital video market, the demand for, and market acceptance of our products, is subject to a high degree of uncertainty. If we are unsuccessful in identifying and penetrating those segments of the digital video market which provide the greatest opportunity for growth, our business would suffer.

RISKS RELATING TO OUR COMMON STOCK:
-----------------------------------

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

          o that a broker or dealer approve a person's account for transactions in penny stocks; and
          o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

          o obtain financial information and investment experience objectives of the person; and
          o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

          o sets forth the basis on which the broker or dealer made the suitability determination; and
          o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

            Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                     SHARES BENEFICIALLY OWNED                                  SHARES BENEFICIALLY OWNED
                                       PRIOR TO THE OFFERING                                        AFTER THE OFFERING
                                -----------------------------------                    -------------------------------------------
                                                                          TOTAL
             NAME                     NUMBER          PERCENT (1)     SHARES OFFERED        NUMBER                PERCENT
-----------------------------------------------------------------------------------------------------------------------------------
Lawrence L. Bartlett (2)(3)              5,577,970             2.9%         1,979,165         3,598,805            1.9%

Michael Liccardo(4)(5)                  83,027,713            42.9%         5,181,346        77,846,367            40.2%
         * Less than one percent.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     (1) Calculated based on 193,710,220 shares of common stock outstanding after this offering.
     (2)  Chief Financial Officer, Secretary and Director of the Company.
     (3) Includes 3,598,805 shares that may be acquired through the exercise of options currently or within 60 days of October 1, 2003.
     (4) Mr. Liccardo's beneficial ownership includes 23,827,690 shares of common stock that are issuable upon conversion of a convertible note in the amount of $1,000,763.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     - block trades in which the broker-dealer will attempt to sell the shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately-negotiated transactions;
     -    short sales;
     - broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
     -    through the writing of options on the shares;
     -    a combination of any such methods of sale; and
     -    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                      INFORMATION INCORPORATED BY REFERENCE

         The Securities and Exchange Commission allows us to incorporate by reference certain of our publicly-filed documents into this prospectus, which means that such information is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling stockholders have sold all of the shares offered hereby or such shares have been deregistered.

The following documents filed with the SEC are incorporated herein by reference:

          o Reference is made to the Registrant's registration statement on Form SB-2, as filed with the SEC on September 3, 2003, which is hereby incorporated by reference.

          o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on August 14, 2003, which is hereby incorporated by reference.

          o Reference is made to the Registrant's quarterly report on Form 10-QSB/A, as filed with the SEC on August 8, 2003, which is hereby incorporated by reference.

          o Reference is made to the Registrant's annual report on Form 10-KSB/A, as filed with the SEC on August 8, 2003, which is hereby incorporated by reference.

            We will provide without charge to each person to whom a copy of this prospectus has been delivered, on written or oral request a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents. Written or oral requests for such copies should be directed to Larwence L. Bartlett, 3450 Hillview Avenue, Palo Alto, California 94304.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.


                     ADDITIONAL INFORMATION AVAILABLE TO YOU

         This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, and at the following Regional Offices of the SEC:
Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. You can obtain copies from the public reference room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov. Our common stock is quoted on The Over-The-Counter Bulletin Board. Reports, proxy and information statements and other information concerning us may be inspected at The Nasdaq Stock Market at 1735 K Street, NW, Washington, D.C. 20006.

         No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.



                            ------------------------

                        50,000,000 SHARES OF COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                                 ---------------

                                October 10, 2003

                                     PART I

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in Item 1 will be sent or given to officers and directors under such agreements between each individual and the registrant.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

                            Lawrence L. Bartlett, CFO
                               Amnis Systems Inc.
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 855-0200

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

          o Reference is made to the Registrant's registration statement on Form SB-2, as filed with the SEC on September 3, 2003, which is hereby incorporated by reference.

          o Reference is made to the Registrant's quarterly report on Form 10-QSB, as filed with the SEC on August 14, 2003, which is hereby incorporated by reference.

          o Reference is made to the Registrant's quarterly report on Form 10-QSB/A, as filed with the SEC on August 8, 2003, which is hereby incorporated by reference.

          o Reference is made to the Registrant's annual report on Form 10-KSB/A, as filed with the SEC on August 8, 2003, which is hereby incorporated by reference.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company's Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except as limited by

Delaware law. The Company's Bylaws provide that the Company shall indemnify to the full extent authorized by law each of its directors and officers against expenses incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

         Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934, (collectively, the "Acts") as amended, it is the position of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER            EXHIBIT
         ------            -------
         4.1               Amnis Systems Inc. 2003 Incentive Stock Plan

         5.1               Opinion of Sichenzia Ross Friedman Ference LLP.

         23.1              Consent of Stonefield Josephson, Inc.

         23.2              Consent of Sichenzia Ross Friedman Ference LLP is
                             contained in Exhibit 5.1.

         24.1              Power of Attorney (included in the Signature Page).

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange CommissionSEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and authorized this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on October 10, 2003.


                                               AMNIS SYSTEMS INC.


                                               By:/s/ Scott Mac Caughern
                                                  -------------------------
                                                  Scott Mac Caughern, CEO and
                                                  Chairman of the Board


                                POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Scott Mac Caughern his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities stated, on October 10, 2003.

                               By:/s/ Scott Mac Caughern
                                  ----------------------
                                  Scott Mac Caughern, CEO and
                                  Chairman of the Board


                               By:/s/ Lawrence L. Bartlett
                                  ------------------------
                                  Lawrence L. Bartlett, Chief Financial Officer, Secretary and Director

                               By:/s/ Michael Liccardo
                                  --------------------
                                  Michael Liccardo, Director